UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.       )

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Raymond James Financial, Inc.

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RAYMOND JAMES FINANCIAL, INC.
880 Carillon Parkway
St. Petersburg, Florida 33716
(727) 567-1000

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

February 16, 2006

To the Shareholders of Raymond James Financial, Inc.:

     The Annual Meeting of Shareholders of Raymond James Financial, Inc. will be held at the Raymond James Financial Center, 880 Carillon Parkway, St. Petersburg, Florida, on Thursday, February 16, 2006 at 4:30 p.m. for the following purposes:

1.	To elect ten nominees to the Board of Directors of the Company.

2.	To ratify the appointment by the Audit Committee of the Board of Directors of KPMG LLP as the Company's independent registered public accounting firm.

     Shareholders of record as of the close of business on December 20, 2005 will be entitled to vote at this meeting or any adjournment thereof. Information relating to the matters to be considered and voted on at the Annual Meeting is set forth in the Proxy Statement accompanying this Notice.

By order of the Board of Directors,
/s/ BARRY AUGENBRAUN
Barry Augenbraun, Secretary

January 13, 2006

YOUR VOTE IS IMPORTANT TO THE COMPANY. If you do not expect to attend the meeting in person, please vote on the matters to be considered at the meeting by completing the enclosed proxy and mailing it promptly in the enclosed envelope, or by telephone or internet vote.

TABLE OF CONTENTS
Page
Proxy Statement	1
Shareholders Sharing the Same Last Name and Address	1
Electronic Access to Corporate Governance Documents	2
Electronic Access to Proxy Materials and Annual Report; Internet Voting	2
Shareholders Entitled to Vote and Principal Shareholders	2
Proposal 1: Election of Directors	4
Information Regarding Board and Committee Structure	6
Outside Director Stock Options	7
Section 16(a) Beneficial Ownership Reporting Compliance	7
Report of the Audit Committee of the Board of Directors	7
Corporate Governance, Nominating and Compensation Committee Report on Executive Compensation	9
Summary Compensation Table	12
Stock Options	13
Comparative Stock Performance	14
Transactions with Management and Directors	15
Equity Compensation Plan Information	16
Proposal 2: To Ratify the Appointment by the Audit Committee of the Board of Directors of KPMG LLP as the Company’s Independent Registered Public Accounting Firm	17
Fees Paid to Independent Registered Public Accounting Firm	17
Other Matters	18

PROXY STATEMENT

     This proxy statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of Raymond James Financial, Inc. (the "Company") for the Annual Meeting of Shareholders to be held on February 16, 2006 at 4:30 p.m., or any adjournment thereof. These proxy materials were mailed out on or about January 17, 2006, to all shareholders entitled to vote at the meeting.
     If the accompanying proxy form is completed, signed and returned, the shares represented thereby will be voted at the meeting. Delivery of the proxy does not affect your right to attend the meeting. However, if your shares are held in the name of a bank, broker or other holder of record, you must obtain a proxy from the holder of record, executed in your favor, to be able to vote at the meeting. Otherwise, your shares will be voted in the manner in which you instructed the record holder of your shares.
     If you are a shareholder of record, you may revoke your proxy at any time prior to the close of the polls at the Annual Meeting by submitting a later dated proxy to the Secretary of the Company, or delivering a written notice of revocation to the Secretary, at Raymond James Financial, Inc. 880 Carillon Parkway, St. Petersburg, Florida, 33716. If you hold shares through a bank, broker or other holder of record, you must contact that entity to revoke any prior voting instructions.
     Each share of the Company's common stock outstanding on the record date will be entitled to one vote on each matter. The ten nominees for election as directors who receive the most votes “for” election will be elected. Ratification of the appointment of the Company's independent registered public accounting firm and approval of any proposal or other business that may properly come before the meeting will each require that the votes cast favoring the action exceed the votes cast opposing the action.
     For election of directors, withheld votes, abstentions and broker non-votes do not affect whether a nominee has received sufficient votes to be elected. For the purpose of determining whether the shareholders have approved matters other than the election of directors, withheld votes, abstentions and broker non-votes do not have the same effect as a negative vote. Shares represented at the Annual Meeting in person or by proxy are counted for quorum purposes, even if they are not voted on any matter. Please note that banks and brokers that have not received voting instructions from their customers may vote their customers’ shares on the election of directors and the ratification of KPMG LLP as the Company's independent registered public accounting firm.
     A copy of the Company's Annual Report is being furnished to each shareholder together with this proxy statement. The cost of all proxy solicitation will be paid by the Company.

SHAREHOLDERS SHARING THE SAME LAST NAME AND ADDRESS

     In accordance with notices that certain banks and brokerage firms sent to certain shareholders, shareholders who share the same last name and address are receiving only one copy of the Company’s annual report and proxy statement, unless they have notified the Company that they want to continue receiving multiple copies. This practice, known as “householding,” is designed to reduce duplicate mailings and save significant printing and postage costs as well as natural resources.
     If you received a household mailing this year and you would like to have additional copies of the Company’s annual report and/or proxy statement mailed to you, or you would like to opt out of this practice for future mailings, please contact the Corporate Secretary at (727) 567-1000 or write to him care of Raymond James Financial, Inc., 880 Carillon Parkway, St. Petersburg, FL 33716. We will promptly send additional copies of the annual report and/or proxy statement upon receipt of such request.
     Householding for bank and brokerage accounts is limited to accounts within the same bank or brokerage firm. For example, if you and your spouse share the same last name and address, and you and your spouse each have accounts containing Raymond James Financial stock at two different brokerage firms, your household will receive two copies of the Company’s annual meeting materials—one from each brokerage firm. To reduce the number of duplicate sets of annual meeting materials your household receives, you may want to take advantage of the Company’s electronic access program. See “Electronic Access to Proxy Materials and Annual Report; Internet Voting.”

ELECTRONIC ACCESS TO CORPORATE GOVERNANCE DOCUMENTS

     The Company also makes available on its internet site at http://www.raymondjames.com under “About Our Company - Inside Raymond James - Corporate Governance” a number of the Company’s corporate governance documents. These include: the Corporate Governance Principles, the charters of the Audit Committee and the Corporate Governance, Nominating and Compensation Committee of the Board of Directors, the Senior Financial Officers’ Code of Ethics and the Codes of Ethics for Employees and the Board of Directors. Printed copies of these documents will be furnished to any shareholder who requests them. The information on the Company’s website is not incorporated by reference into this proxy statement.

ELECTRONIC ACCESS TO PROXY MATERIALS AND ANNUAL REPORT; INTERNET VOTING

     This notice of Annual Meeting and Proxy Statement and the 2005 Annual Report are available on the Company’s internet site. If you are a shareholder of record and would like to view future proxy statements and annual reports over the Internet instead of receiving copies in the mail, follow the instructions provided when you vote over the Internet. If you hold your shares through a bank, broker, or other holder, check the information provided by that entity for instructions on how to elect to view future proxy statements and annual reports electronically in lieu of receiving copies and how to vote your shares over the Internet. Opting to access your proxy materials online saves the Company the cost of producing and mailing these materials to your home or office and gives you an automatic link to the proxy voting site.
     Most shareholders of record have a choice of voting over the internet, by telephone, or by using a traditional proxy card. Please check your proxy card or the information forwarded by your bank, broker or other holder of record to see which options are available to you.

SHAREHOLDERS ENTITLED TO VOTE
AND
PRINCIPAL SHAREHOLDERS

     Shareholders of record at the close of business on December 20, 2005 will be entitled to notice of, and to vote at, the Annual Meeting. As of December 20, 2005, there were 76,542,681 shares of common stock outstanding and entitled to vote. Shareholders are entitled to one vote per share on all matters.
    The following table sets forth, as of December 20, 2005 information regarding the beneficial ownership of the Company's common shares by each person known by the Company to own beneficially more than 5% of the shares of the Company's common stock, each Director, the Company's Chief Executive Officer and the four other highest paid executive officers (the "Named Executive Officers"), and all Directors and executive officers as a group.

	Beneficially		Percent
Name	Owned Shares		of Class

Private Capital Management, L.P.	7,213,283	(1)	9.4%
Earnest Partners LLC	6,436,001	(2)	8.4%
Robert A. James Trust	5,044,020		6.6%

Thomas A. James, Chairman, CEO, Director	9,963,731	(3) (4)	13.0%
Angela M. Biever, Director	7,893		*
Jonathan A. Bulkley, Director	21,977	(3)	*
Francis S. Godbold, Vice Chairman, Director	447,856	(3)	*
H. William Habermeyer, Jr., Director	1,700		*
Chet Helck, President, COO, Director	117,056	(3)	*
Dr. Paul W. Marshall, Director	14,063	(3)	*
Paul C. Reilly, Director	275		*
Kenneth A. Shields, Chairman RJ Ltd., Director	152,976	(3)(5)	*
Hardwick Simmons, Director	15,000		*
Adelaide Sink, Director	7,000		*
Richard K. Riess, Executive Vice President	61,582	(3)	*
Jeffrey E. Trocin, Executive Vice President	97,827	(3)	*
All Executive Officers
and Directors as a Group	11,519,404	(3)	15.1%
(23 Persons)

* Less than one percent.
(1)  Based on information contained in Form 13F-HR filed with the SEC on November 14, 2005. Private Capital Management, L.P. is the beneficial owner of these shares of common stock held in accounts managed for clients.
(2)  Based on information contained in Form 13F-HR/A filed with the SEC on November 14, 2005. Earnest Partners LLC is the beneficial owner of these shares of common stock held in accounts managed for clients.
(3)  Includes shares credited to Employee Stock Ownership Plan accounts and shares which can be acquired within sixty days of record date through the exercise of stock options.
(4)  Includes 277,262 shares owned by the Robert A. and Helen James' Annuity Trust, of which Thomas A. James is a remainder beneficiary and for which Raymond James Trust Company West, a wholly owned subsidiary of the Company, serves as trustee. Excludes shares held by two trusts, of which he is not a beneficiary: 5,044,020 shares owned by the Robert A. James Trust and 138,959 shares owned by the James' Grandchildren's Trust, for both of which Raymond James Trust Company West serves as trustee, and both of which have as beneficiaries other James family members. Thomas A. James disclaims any beneficial interest in these two trusts.
(5)  Includes 84,994 Exchangeable shares that were issued January 2, 2001 in connection with the acquisition of Goepel McDermid, Inc. They are exchangeable into shares of the Company's common stock on a one-for-one basis.

PROPOSAL 1: ELECTION OF DIRECTORS

     The Company's Board of Directors presently consists of seven independent directors and four management directors. All of the present members of the Board of Directors have been proposed for re-election by the Corporate Governance, Nominating and Compensation Committee of the Board of Directors except for Jonathan Bulkley, who is retiring from the Board of Directors in accordance with the term and age limitations in the Company's Corporate Governance Principles.
     The ten directors to be elected are to hold office until the Annual Meeting of Shareholders in 2007 and until their respective successors shall have been elected. All of the nominees, with the exception of Mr. Paul C. Reilly, were elected by the shareholders on February 16, 2005, to serve as Directors of the Company until the Annual Meeting of Shareholders in 2006; Mr. Reilly was elected as a Director effective January 2, 2006 by the Board of Directors on December 1, 2005.
     It is intended that proxies received will be voted to elect the nominees named below. Should any nominee decline or be unable to accept such nomination to serve as a Director due to events which are not presently anticipated, discretionary authority may be exercised by the holder of the proxies to vote for a substitute nominee.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE FOLLOWING NOMINEES:

		Principal Occupation (1) and	Director
Nominee	Age	Directorships	Since

Angela M. Biever*	52	General Manager, Intel New Business Initiatives since 2000; Director, Intel Capital from 1999 to 2000; Independent Consultant, working with a leading Internet Services Provider from 1997 to 1998; Various senior management positions with First Data Corporation, an information and transaction processor from 1991 to 1997, beginning as Senior Vice President, Finance and Planning and culminating as Executive Vice President, Integrated Services Division; Vice President, American Express Company from 1987 to 1991. Chairperson of the Audit Committee.	1997

Francis S. Godbold	62	Vice Chairman of Raymond James Financial, Inc. ("RJF"); Director and Officer of various affiliated entities. Executive Vice President of Raymond James & Associates, Inc. ("RJA"), a wholly owned subsidiary of the Company.	1977

H. William Habermeyer, Jr.*	63	President and CEO, Progress Energy Florida since 2000; Vice President, Carolina Power & Light from 1993 to 2000; U.S. Navy from 1964 to 1992 - retired a Rear Admiral. Member of the Audit Committee.	2003

		Principal Occupation (1) and	Director
Nominee	Age	Directorships	Since

Chet Helck	53	President and Chief Operating Officer of RJF since 2002; Executive Vice President of Raymond James Financial Services, Inc. ("RJFS"), a wholly owned subsidiary of the Company from 1999 to 2002; Senior Vice President, RJFS from 1997 to 1999. Director of RJFS and RJA.	2003

Thomas A. James	63	Chairman of the Board and Chief Executive Officer of RJF. Director and Officer of various affiliated entities. Past Chairman of the Securities Industry Association. Director of Outback Steakhouse, Inc. and Chairman of its Audit Committee.	1965

Dr. Paul W. Marshall*	63	The MBA Class of 1960 Professor of Management Practice at Harvard Graduate School of Business Administration since 1996; Chairman and CEO of Rochester Shoe Tree Co., Inc. from 1992 to 1997; Chairman of Corporate Governance, Nominating and Compensation Committee.	1993

Paul C. Reilly*	51	Chairman and CEO, Korn Ferry International since 2001. CEO, KPMG International 1998 to 2001. Prior to being named to that position, Past Vice Chairman Financial Services of KPMG L.L.P., the United States member firm of KPMG International.	2006

Kenneth A. Shields	57	Chairman and Chief Executive Officer of Raymond James Ltd. ("RJ Ltd."), a wholly owned subsidiary of the Company (formerly Goepel McDermid Inc., a Canadian brokerage firm) and predecessor Company from 1996 to January 31, 2006. Effective February 1, 2006, will continue as Chairman of RJ Ltd. Past Chairman of the Investment Dealers Association of Canada; Director of TimberWest Forest Corp.; Trustee, Mercer International Inc.; Director of the Council for Business and the Arts in Canada.	2001

		Principal Occupation (1) and	Director
Nominee	Age	Directorships	Since

Hardwick Simmons*	65	Director, The National Research Exchange since 2005; Director, Lions Gate Entertainment Corp. since 2005; Chairman and CEO of the NASDAQ Stock Market from 2001 to 2003; President and CEO of Prudential Securities from 1990 to 2001; President, Shearson Lehman Brothers - Private Client Group, from 1983 to 1990, Past Chairman of the Securities Industry Association; Past Director of the NASD. Member of Corporate Governance, Nominating and Compensation Committee.	2003

Adelaide Sink*	57	President, Bank of America, Florida Banking Division from 1993 to 1997 and 1998 to 2000; Director, Republic Bankshares from 2002 to 2004; Director, Raymond James Bank, FSB since 2004; Director, First Advantage Corp. since 2003; Member of the Corporate Governance, Nominating and Compensation Committee.	2004

*	Determined to be independent directors under New York Stock Exchange standards; see "Information Regarding Board and Committee Structure" below.
(1)	Unless otherwise noted, the nominee has had the same principal occupation and employment during the last five years.

Information Regarding Board and Committee Structure
     The Board of Directors held four regular meetings and one telephone meeting during fiscal 2005. All directors attended at least 75% of the meetings held during the year.
     The current standing Committees of the Board of Directors are the Audit Committee, and the Corporate Governance, Nominating and Compensation Committee. The Corporate Governance, Nominating and Compensation Committee met four times and held one telephone meeting during the fiscal year. Each member of this Committee participated in all of the meetings held during the fiscal year. The Audit Committee met four times and held seven telephone meetings during the fiscal year. All Committee members attended at least 75% of the meetings held during the year. The activities of the Committees are set out in their reports below.
     The Nominating Committee, comprised of three independent Directors as determined under New York Stock Exchange rules, also serves as the Corporate Governance and Compensation Committee. This Committee identifies potential nominees to the Board of Directors, including candidates recommended by management, and reviews their qualifications and experience. Candidates for board membership are expected to demonstrate high standards of integrity and character and offer important perspectives on some aspect of the Company's business based on their own business experience. The Company has not paid any third party a fee to assist in the process of identifying and evaluating candidates.
     This Committee has not adopted any specific process or policy for considering nominees put forward by shareholders and has never been requested to consider such a nominee.
    The Nominating Committee has determined that the Directors identified as Independent Directors have no material relationship with the Company that would impair their independence. In that connection, the Committee considered that the Company purchases its electric power needs from Progress Energy Florida, of which William Habermeyer, Jr. is President and CEO, and determined that the nature of this business relationship did not constitute any impairment of independence.
     The Committee also considered that it paid Korn Ferry International, of which Paul C. Reilly is Chairman and CEO, recruiting fees of $218,000 during fiscal 2005 and determined that these fees did not result in any impairment of his independence.
     Shareholders may communicate with directors of the Company by writing to them at the Company's headquarters, or by contact through the Company's website. Communications addressed to the Board of Directors will be reviewed by the Secretary of the Company and directed to them for their consideration if appropriate.
     It is the Company's policy that directors attend the Annual Meeting of Shareholders; at the Annual Meeting of Shareholders on February 17, 2005, all of the Company's Directors at that date were present.
     Independent Directors receive an $18,000 annual retainer, a $2,500 attendance fee for each regular meeting, $250 for each telephone meeting and a $500 attendance fee for Committee service. The Lead Director and the Audit Committee Chair each receive a $22,000 annual retainer, and the Chairman of the Corporate Governance, Nominating and Compensation Committee receives a $20,000 annual retainer. Management Directors do not receive any additional compensation for service as Directors.
     Jonathan Bulkley, who is retiring from the Board of Directors in accordance with the term and age limitations of the Company's Corporate Governance Principles, has served as Lead Director for the Independent Directors. A new Lead Director will be selected at the meeting of the Board of Directors following the Annual Meeting of Shareholders.

Outside Director Stock Options
     There is a non-qualified stock option plan for the Company's outside Directors covering 569,532 shares of the Company's common stock. These options, 28,312 of which were outstanding at September 30, 2005, are exercisable at prices ranging from $16.53 to $30.50 at various times through February 2008. Outside directors are generally granted 1,500 options each per year.

Section 16(a) Beneficial Ownership Reporting Compliance
     Jonathan H. Bulkley, a Director of the Company, filed a late Form 4 on November 18, 2005 reflecting the sale of 3,000 shares of the Company's common stock on November 14, 2005. Jeffrey E. Trocin, an officer of the Company, filed a late Form 5 on November 22, 2005, reflecting the purchase of 213 shares and 189 shares of the Company's common stock acquired through the Employee Stock Purchase Plan on June 2, 2005 and September 2, 2005, respectively.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

     The Audit Committee of the Board of Directors consists of Angela Biever (Chairperson), Jonathan A. Bulkley and H. William Habermeyer. This Committee conducts its activities pursuant to a written charter approved by the Board of Directors, which is reviewed annually and was last revised by the Board of Directors on November 29, 2004. The Committee serves as the principal agent of the Board of Directors in fulfilling the Board's oversight responsibilities with respect to the Company's financial reporting, the qualifications and independence of the independent registered public accounting firm, the Company's systems of internal controls and the Company's procedures for establishing compliance with legal and regulatory requirements.
     The Charter of the Audit Committee provides that the Audit Committee is responsible for the appointment, compensation and oversight of the work of the independent registered public accounting firm and must approve in advance any work to be performed by the independent registered public accounting firm. The Audit Committee has not established any general pre-approval procedures, but instead reviews each proposed engagement to determine whether the provision of services is compatible with maintaining the independence of the independent registered public accounting firm. During fiscal 2005, the Committee approved a total of approximately $16,000 for services performed by the Company’s independent registered public accounting firm, KPMG LLP, under the “de minimis” exception to Section 202 of the Sarbanes Oxley Act, representing 1% of the total fees paid to them.
     In addition to four regularly scheduled meetings during the course of the year, members of the Audit Committee held seven telephone meetings, generally to review with management and representatives of KPMG LLP the Company's quarterly financial results prior to release to the public.
     Members of the Committee have reviewed and discussed with management and with representatives of KPMG LLP the integrated audit of the consolidated financial statements and internal control over financial reporting for fiscal 2005. The consolidated financial statements for fiscal 2005 are contained in the Company's Annual Report on Form 10-K. In addition, the Committee reviewed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended. The Committee also received the written disclosures and the letter from KPMG LLP required by Independence Standards Board Standard No. 1 and discussed with KPMG LLP their independence from the Company and its management, and considered their independence in connection with any non-audit services provided. The Audit Committee also reviewed with KPMG LLP the critical accounting policies and practices followed by the Company and certain written communications between KPMG LLP and the management of the Company.
     Based on the reviews and discussions referred to above, and in reliance on the representations of management and the independent registered public accounting firm's report with respect to the financial statements, the Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for fiscal 2005 for filing with the Securities and Exchange Commission. The Board of Directors approved the recommendation.
     Management is responsible for the Company's financial statements and the financial reporting process, including the Company's system of internal controls. The Company's independent registered public accounting firm is responsible for the integrated audit of the consolidated financial statements and internal control over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board and issuing reports on the Company's consolidated financial statements and the effectiveness of internal control over financial reporting.
     The Audit Committee members are not professional accountants or auditors, and their functions are not intended to duplicate or to certify the activities of management and the independent registered public accounting firm. The Audit Committee serves a board-level oversight role, in which it provides advice, counsel and direction to management and the independent registered public accounting firm on the basis of the information it receives, discussions with management and the independent registered public accounting firm, and the experience of the Audit Committee's members in business, financial and accounting matters. In its oversight role, the Committee relies on the work and assurances of the Company's management, which has the primary responsibility for financial statements and reports, and of the independent registered public accounting firm, who, in their report, express an opinion on the conformity of the Company's annual financial statements with accounting principles generally accepted in the United States of America.
     Jonathan A. Bulkley, who is retiring from the Board of Directors, has served as the Audit Committee Financial Expert. A new Audit Committee Financial Expert will be designated at the meeting of the Board of Directors following the Annual Meeting of the Shareholders.

Angela M. Biever, Chairperson
Jonathan A. Bulkley
H. William Habermeyer, Jr.

December 19, 2005

CORPORATE GOVERNANCE, NOMINATING AND COMPENSATION COMMITTEE
REPORT ON EXECUTIVE COMPENSATION

Overview and Philosophy
     The Corporate Governance, Nominating and Compensation Committee reviews corporate compensation and benefit plan policies, as well as the structure and amount of all compensation for executive officers of the Company. This Committee consists of Dr. Paul W. Marshall (Chairman), Hardwick Simmons and Adelaide Sink.
     The Committee's goal is to establish and maintain compensation policies that will enable the Company to attract, motivate and retain high-quality executives and to ensure that their individual interests are aligned with the long-term interests of the Company and its shareholders. In doing so, individual performance, the compensation of executives of similar firms and the Company's financial results are considered.
     The Company's objectives are met through a compensation package which includes four major components - base salary, annual bonus (including restricted stock), stock option awards and retirement plan contributions.
     For senior management of the Company, the cash and restricted stock compensation components (base salary and annual bonus) are heavily weighted toward annual bonus. The emphasis on profit-based compensation serves two functions: it encourages executives to be conscious of the "bottom line" and it keeps the Company's base salary structure at a modest level, which is advantageous to the firm given the cyclical nature of the securities industry. In prior years, these bonuses were generally based on formulas related solely to the profits of the specific subsidiary/department managed by an executive. For fiscal 2006, the Committee has determined to give greater emphasis to the Company's overall performance in determining bonus payments for senior management. Accordingly, the Committee has reduced by approximately 25% the percentage of bonus to be awarded based on specific subsidiary/department performance and has established a bonus pool equal to .75% of the Company's total pre-tax profit (the “Company Performance Bonus Pool”). Bonus awards will be allocated from that pool to members of senior management based on the Committee's assessment of each person's contribution to overall firm profits. The Committee does not believe that this change will result in any net increase in the total bonus awards compared to the awards as computed under the prior formula. A portion of any bonus can be withheld based on subjective performance evaluation by the Committee. The bonus formulas for fiscal 2006 approved by the Compensation Committee follow this report.
     The Company issues restricted shares of Company stock in lieu of cash for up to 20% of bonus amounts in excess of $250,000. The number of restricted shares issued for fiscal 2004 bonuses was determined using a 20% discount from market value at the date of grant. For fiscal year 2005 bonuses, the number of restricted shares issued to members of the Company's Operating Committee was determined based upon the market value at the date of grant and the number of restricted shares issued to other employees was determined using a 10% discount from the market value at the date of grant. The shares are restricted from sale during a three year vesting period.
      The third component of the compensation package, incentive and non-qualified stock option awards, is designed, along with the restricted stock, to provide a direct link between the long-term interests of executives and shareholders. Options are granted every two years to key management employees. From time to time special awards may be granted when a special situation exists, as inducements when employees are hired, or if job performance or a change in job duties warrants. It is the Company's policy to maintain the number of outstanding options at less than ten percent of the Company's outstanding shares. During the past five years the number of outstanding options has represented between 5% and 8% of the Company's outstanding shares.
     The fourth component of the compensation package is Company contributions to various retirement plans, which are based on compensation levels and years of service. The Company maintains three qualified retirement plans: a profit sharing plan, an employee stock ownership plan and a 401(k) plan. Contributions to the profit sharing and employee stock ownership plans, if any, are dependent upon the overall profits of the Company. Since inception of the 401(k) plan in 1987, the Company has matched a portion of the first $1,000 contributed annually by employees to their 401(k) accounts. The plan currently provides for the Company to match 100% of the first $500 and 50% of the next $500 of compensation deferred by each participant annually. These three plans are offered to employees who meet the length of service and minimum hours worked requirements specified in the plans. The Company also maintains a non-qualified long term incentive plan for executive officers. Eligibility of executive officers is restricted to those who meet certain compensation levels set annually by the Committee and approved by the Board of Directors. The vesting schedule of this plan is designed to encourage long-term employment with the firm. Contributions to this plan on behalf of executive officers are also dependent upon the Company's earnings.
     In addition, the Company has an employee stock purchase plan which allows employees to purchase shares of the Company's common stock on four specified dates throughout the year at a 15% discount from the market value, subject to certain limitations, including a one-year holding period.

Compensation of the Chief Executive Officer
     In keeping with the general compensation philosophy outlined above, Mr. James' base salary for calendar 2006 will be $300,000, a 5.3% increase over his 2005 compensation of $285,000. Mr. James' salary is subject to an annual review, as is true of all employees. It was last adjusted in November 2004, effective January 1, 2005.
     In determining the bonus offered to Mr. James for fiscal 2005 the Committee considered many factors, including the following:

*	Given the business environment:
- The Company’s performance relative to its peer group;
- The Company’s performance relative to its budget; and
- The Company’s performance relative to its long-term objectives.
*	The compensation of the chief executive officers of other similar firms.

Dr. Paul W. Marshall, Chairman
Hardwick Simmons
Adelaide Sink

January 6, 2006

Fiscal 2006 Bonus Formulas for Executive Officers as Approved by the Compensation Committee

Executive Officer	Basis

Thomas A. James	1.1% of total Company pre-tax profits.
Chairman and Chief Executive Officer - RJF
Chet Helck President and Chief Operating Officer - RJF	0.83% of total PCG pre-tax profits per PCG Contribution Report*; plus, participation in the Company Performance Bonus Pool.

Richard G. Averitt, III Chairman and Chief Executive Officer - RJFS	0.83% of pre-tax profits of RJFS per PCG Contribution Report *; plus, participation in the Company Performance Bonus Pool.

Richard K. Riess Executive Vice President - RJF	3.2% of pre-tax profits of Eagle Asset Management, Inc. (“Eagle”), plus,

2.25% of pre-tax profits of Heritage Asset Management, Inc. and RJA's Asset Management Services division; plus, participation in the Company Performance Bonus Pool.

Van C. Sayler Senior Vice President, Fixed Income - RJA
A portion of the pre-tax profits of RJA's Fixed Income department equal to:

      6.0% on the first $16 million of such profits, plus,
      3.75% on such profits exceeding $16 million;

plus, participation in the Company Performance Bonus Pool.

Jeffrey E. Trocin Executive Vice President, Equity Capital Markets Group - RJA
A portion of the pre-tax profits of RJA's Equity Capital Markets, including international institutional equity sales equal to:

    6.0% on the first $16 million of such profits, plus,
   3.75% on such profits exceeding $16 million;

plus, participation in the Company Performance Bonus Pool

Dennis W. Zank President - RJA	2.1% of the pre-tax profits of RJA per PCG contribution report*; Plus plus, participation in the Company Performance Bonus Pool.

*     The PCG Contribution Report adjusts the Private Client Group financial statement pre-tax profits for items related to the private client group sales force, primarily a credit for interest income on cash balances arising from private clients, and also includes adjustments to actual clearing costs, mutual fund revenues and expenses, credit for correspondent clearing, insurance agency and certain asset management profits, accruals for benefit expenses, profits generated by certain private client support operations and other adjustments. These adjustments may include or exclude items to measure specific objectives, such as losses from discontinued operations, extraordinary, unusual or nonrecurring gains and losses, the cumulative effect of accounting changes, acquisitions or divestitures, and foreign exchange impacts.

SUMMARY COMPENSATION TABLE

     The following table sets forth certain information with respect to the remuneration earned during the last three fiscal years by the Chief Executive Officer and each of the four Named Executive Officers of the Company.

					Long-Term
	Annual Compensation				Restricted Stock (2)		Stock Option	All Other
Name	Year	Salary	Cash Bonus (1)	Commissions	Shares	$	Awards	Compensation (3)
Thomas A. James	2005	$285,000	$2,100,000	$ 39,506	10,663	$399,969	-	$244,174
Chairman and CEO	2004	271,000	1,900,000	214,063	14,400	437,472	-	58,343
	2003	263,250	1,300,013	243,886	10,040	249,984	-	38,810

Kenneth A. Shields	2005	$224,747	$1,484,962	-	-	-	-	$1,634,521 (4)
Chairman and CEO - RJ Ltd.	2004	217,596	837,692	-	-	-	12,000	817,261 (4)
	2003	196,143	326,904	-	-	-	-	-

Jeffrey E. Trocin	2005	$240,000	$2,644,000	$37	14,289	$535,980	-	$33,840
Executive VP, Equity	2004	228,750	2,580,000	47	21,395	649,980	12,000	58,643
Capital Markets Group - RJA	2003	214,250	531,100	34	1,752	43,625	-	33,720

Richard K. Riess	2005	$240,000	$1,128,000	-	4,185	$156,979	-	$114,757
President and CEO of Eagle	2004	228,750	1,110,000	-	6,171	187,475	12,000	58,707
Executive VP of RJF	2003	216,250	691,774	-	3,174	79,033	-	33,763
Managing Director,
Asset Management

Chet Helck	2005	$266,000	$1,100,000	$269	3,998	$149,965	-	$46,521
President and COO	2004	253,750	1,180,000	377	6,994	212,478	12,000	58,578
	2003	250,000	760,613	330	3,785	94,234	75,000	61,712

(1)  In accordance with the bonus formulas approved by the Compensation Committee for fiscal 2005 in accordance with the Senior Management Compensation Plan approved at the Annual Meeting of Shareholders on February 17, 2005 and bonus formulas approved by the shareholders on February 12, 2004 and February 13, 2003.
(2)  Beginning with fiscal 2000, the Company began granting restricted stock as part of the annual bonus to highly compensated employees. Under this Stock Bonus Plan, 617,334 shares have been granted related to fiscal years 2005, 2004 and 2003. Dividends are paid to the holders of the stock. The shares vest three years from the date of grant. Because the shares of restricted stock are valued at full market value in this table, rather than the 80% of market value when awarded during 2003 and 2004, the total of cash bonus and restricted stock may exceed the bonus award computed under the formula.

(3)  This column includes the amount of the Company's contributions to its 401(k) Plan, Profit Sharing Plan, Employee Stock Ownership Plan, Long Term Incentive Plan and other miscellaneous taxable income as reported on the employees W-2.
(4)  Represents retention payments related to the acquisition of Goepel McDermid, Inc. in January 2001. There are no such additional amounts to be paid in the future.

Stock Options
     The following table contains information concerning options exercised by the executive officers included in the Summary Compensation Table during the fiscal year. No options were granted to the executive officers included in the Summary Compensation Table during the fiscal year.

Aggregate Option Exercises During
Last Fiscal Year and Year-end Value
Value of
			Number of	Unexercised
			Unexercised	In-the-Money
			Options at	Options at
	Shares		Sept. 30, 2005	Sept. 30, 2005
	Acquired	Value	(Exercisable/	(Exercisable/
Name	on Exercise	Realized	Unexercisable)	Unexercisable)
Kenneth A. Shields	-	-	93,000/39,000	$842,160/$334,030
Jeffrey E. Trocin	9,000	$137,970	9,000/18,000	$97,080/$147,760
Richard K. Riess	9,750	$153,008	9,000/18,000	$97,080/$147,760
Chet Helck	7,500	$120,975	3,720/92,279	$40,127/$971,485

Comparative Stock Performance
     The graph below compares the cumulative total shareholder return for the common stock of the Company for the last five fiscal years with the cumulative total return on the Standard & Poor's 500 Index ("S&P 500") and the Dow Jones US Investment Services Index over the same period (assuming an investment of $100 in each on September 30, 2000 and the reinvestment of all dividends).

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
AMONG RAYMOND JAMES FINANCIAL, INC., THE S & P 500 INDEX
AND THE DOW JONES US SECURITIES BROKERS INDEX

DOLLARS
180
160
140
120
100
80
60
40
20
0
9/00
9/01
9/02
9/03
9/04
9/05
RAYMOND JAMES FINANCIAL, INC.
S & P 500
DOW JONES US INVESTMENT SERVICES

* $100 invested on 9/30/00 in stock or index-including reinvestment of dividends. Fiscal year ending September 30.

Copyright © 2002, Standard & Poor's, a division of The McGraw-Hill Companies, Inc. All rights reserved.
www.researchdatagroup.com/S&P.htm

Name	2000	2001	2002	2003	2004	2005
Raymond James Financial, Inc.	100.00	83.45	84.14	114.28	114.98	154.74
Standard & Poor's 500	100.00	73.38	58.35	72.58	82.65	92.78
Dow Jones US Investment Services	100.00	55.29	45.68	64.45	66.79	88.02

TRANSACTIONS WITH MANAGEMENT AND DIRECTORS

     In 1998, as a retention vehicle, the Company extended non-recourse loan commitments to approximately 84 employees for investments in the Raymond James Employee Investment Fund I, L.P., including the following executive officers: Richard G. Averitt, Jeffrey P. Julien, Richard K. Riess, Van C. Sayler, Jeffrey E. Trocin and Dennis W. Zank. Committed loan amounts to these individuals range from $40,000 to $160,000 plus interest per person, with outstanding balances ranging from $24,976 to $99,905 at September 30, 2005.
     Similarly in 2001, the Company extended non-recourse loan commitments to approximately 75 employees for investments in Raymond James Employee Investment Fund II, L.P; including Barry Augenbraun, Richard G. Averitt, Tim Eitel, Chet B. Helck, Thomas A. James, Jeffrey P. Julien, Paul L. Matecki, Van C. Sayler, Jeffrey E. Trocin, and Dennis W. Zank. Committed loan amounts to these individuals range from $66,667 to $200,000 plus interest per person, with outstanding balances of $26,931 to $80,794 at September 30, 2005.
     All of the foregoing loan commitments were entered into prior to the passage of the Sarbanes-Oxley Act (the “Act”) in 2002. Under the Act, the Company is permitted to complete the funding of those commitments.
The Company, in the ordinary course of its business, makes bank loans to, and holds bank deposits for certain of its officers and directors and also extends margin credit in connection with the purchase of securities to certain of its officers and directors who are affiliated with one of the Company's broker-dealers, as permitted under the Act. These transactions have been made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with non-affiliated persons, and do not involve more than normal risk of collectibility or present other unfavorable features. The Company also, from time to time and in the ordinary course of its business, enters into transactions involving the purchase or sale of securities as principal from, or to, directors, officers and employees and accounts in which they have an interest. These purchases and sales of securities on a principal basis are effected on substantially the same terms as similar transactions with unaffiliated third parties.
     Thomas A. James permits the Company to display over 1,500 pieces from his nationally known art collection throughout the Raymond James home office complex, without charge to the Company. The art collection is a marketing attraction for businesses and other organizations, and the Company provides regular tours for clients and local schools, business groups and nonprofit organizations. In return, the Company bears the cost of insurance and the salaries of three staff persons who serve as curators for the collection and conduct business tours. The total cost to the Company for these services during fiscal 2005 was approximately $190,000.
     In connection with his proposed service as a Director of the Company, Paul Reilly has entered into an indemnification agreement with the Company in the form executed by other Directors in fiscal 2004. In fiscal 2005, the Company paid $218,000 in recruiting/placement fees to Korn Ferry International, of which Paul C. Reilly is Chairman and CEO.
     Courtland James, a son of Thomas James, is the Company's Director of Human Resources. Huntington James, a son of Thomas James, is employed in a non-executive position by the Company, as is the son-in-law of Francis S. Godbold.

EQUITY COMPENSATION PLAN INFORMATION

     The following table includes stock options and restricted stock that can be issued pursuant to one of the Company's stock-based compensation plans. The table below does not include equity compensation plans that meet the qualification requirements of Section 401(a) of the Internal Revenue Code, namely the Profit Sharing Plan and Employee Stock Ownership Plan.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans
Equity compensation plans approved by shareholders (1)	2,933,470	$22.47	7,297,664
Equity compensation plans not approved by shareholders (2)	1,766,644	$22.40	2,919,448
Total	4,700,114	$22.45	10,217,112

(1) The Company has four plans that were approved by shareholders: the 1992 and 2002 Incentive Stock Option Plans, the 2003 Employee Stock Purchase Plan and the 2005 Restricted Stock Plan.
(2) The Company has four active plans that were not required to be approved by shareholders: three non-qualified option plans and one restricted stock plan.

The material features of the Company's equity compensation plans which have not been approved by shareholders are, as required by the SEC rules, described below. These descriptions do not purport to be complete and are qualified in their entirety by reference to the plan documents which are included as exhibits to the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 2005.
Under one of the Company's non-qualified stock option plans, the Company may grant options for up to 3,417,188 shares of common stock to independent contractor Financial Advisors. Options are exercisable five years after grant date provided that the Financial Advisors are still associated with the Company. Under the Company's second non-qualified stock option plan, the Company may grant options for up to 569,532 shares of common stock to the Company's outside directors. Options vest over a three-year period from grant date provided that the Director is still serving on the Board of the Company. Under the Company's third non-qualified stock option plan, the Company may grant options for up to 1,687,500 shares of common stock to key management personnel. Option terms are specified in individual agreements and expire on a date no later than the tenth anniversary of the grant date. Under all plans, the exercise price of each option equals the market price of the Company's stock on the date of grant and an option's maximum term is 10 years.
Two of the Company's restricted stock plans were not approved by shareholders. Under the 2003 Restricted Stock Plan the Company is authorized to issue up to 1,500,000 restricted shares of common stock to employees and independent contractors. Awards under this plan may be granted in connection with initial employment or under various retention plans for individuals who are responsible for a contribution to the management, growth and/or profitability of the Company. These shares are forfeitable in the event of voluntary termination. The compensation cost is recognized over the vesting period of the shares and is calculated as the market value of the shares on the date of grant.
The Company's 1999 Stock Bonus Plan authorized the Company to issue up to 1,500,000 restricted shares to officers and certain other employees in lieu of cash for 10% to 20% of annual bonus amounts in excess of $250,000.

The shares are generally restricted for a three year period, during which time the shares are forfeitable in the event of voluntary termination. The compensation cost is recognized over the three year vesting period based on the market value of the shares on the date of grant. This plan has been replaced by the 2005 Stock Bonus Plan which has substantially the same terms and was approved by shareholders in February 2005.

PROPOSAL 2:	TO RATIFY THE APPOINTMENT BY THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS OF KPMG LLP AS THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     The Audit Committee of the Board of Directors has selected KPMG LLP as the Company's independent registered public accounting firm for the fiscal year ending September 30, 2006, and the Board of Directors has directed that management submit the appointment of the independent registered public accounting firm for ratification by the shareholders at the Annual Meeting. KPMG LLP has served as the Company's independent registered public accounting firm since 2001. Representatives of KPMG LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement at the Annual Meeting and will be available to respond to appropriate questions.
     Neither the Company's By-Laws nor other governing documents or law require shareholder ratification of appointment of KPMG LLP as the Company's independent registered public accounting firm. However, the Audit Committee of the Board of Directors recommended, and the Board of Directors is, submitting the appointment of KPMG LLP to the shareholders for ratification as a matter of good corporate practice. If the shareholders fail to ratify the appointment, the Audit Committee will reconsider whether or not to retain that firm. Even if the appointment is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time if it determines that such a change would be in the best interests of the Company and its shareholders.
     Ratification of the appointment of KPMG LLP will require that the votes cast favoring the appointment exceed the votes cast opposing it.

FEES PAID TO INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     The following table shows information about fees paid by Raymond James Financial, Inc. to KPMG LLP related to the fiscal years indicated. All fees were approved by the Audit Committee (see discussion in Report of the Audit Committee).

	2005	2004
Audit fees(a)	$1,655,605	$947,757
Audit - related fees(b)	28,140	87,877
Tax fees(c)	141,906	157,756
All other fees	-	4,663

(a)	The significant increase in audit fees in 2005 were largely attributable to KPMG LLP’s initial report on internal controls related to Section 404 of the Sarbanes-Oxley Act.
(b)
Audit related fees in 2004 included services related to the review of the Company's documentation of internal controls pursuant to Section 404 of the Sarbanes-Oxley Act and attest services related to specific items. Audit related fees in 2005 included various minor matters.

(c)	Tax fees include fees related to the preparation of Canadian tax returns, consultation on various tax matters and support during income tax audit or inquiries.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THIS PROPOSAL

OTHER MATTERS

     Proposals which shareholders intend to present at the 2007 Annual Meeting of Shareholders must be received by the Company’s Secretary no later than September 15, 2006 to be eligible for inclusion in the proxy material for that meeting or otherwise submitted at the meeting.
     Management knows of no matter to be brought before the meeting which is not referred to in the Notice of Meeting. If any other matters properly come before the meeting, it is intended that the shares represented by proxy will be voted with respect thereto in accordance with the judgment of the persons voting them.

By Order of the Board of Directors,

/s/ Barry Augenbraun, Secretary
January 13, 2006

Please Mark Here for Address Change or Comments	☐
SEE REVERSE SIDE

1.	PROPOSAL TO ELECT 10 DIRECTORS: To hold office until the next annual meeting. (Shareholders may vote for or against all nominees as a group, or vote for or against the individual nominees.)					FOR	AGAINST	ABSTAIN
	VOTE FOR all nominees (except as marked to the contrary) ☐ NOMINEES: 01 Angela M. Biever 02 Francis S. Godbold 03 H. William Habermeyer, Jr. 04 Chet Helck	INSTRUCTIONS: VOTE WITHHELD ☐ 05 Thomas A. James 06 Paul W. Marshall 07 Paul C. Reilly	To withhold your vote for any individual nominee, strike a line through that nominee(s) name below. 08 Kenneth A. Shields 09 Hardwick Simmons 10 Adelaide Sink	2.	To ratify the appointment by the Audit Committeeof the Board of Directors of KPMG LLP as the Company’s independent registered publicaccounting firm.	☐	☐	☐

        This Proxy is authorized to vote in
    accordance with his judgement upon
    such other business as may properly
come before the meeting.
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PROXY

RAYMOND JAMES FINANCIAL, INC.
880 CARILLON PARKWAY, ST. PETERSBURG, FL 33716
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby revokes any proxy previously granted and appoints Thomas A. James as Proxy, with the power to appoint his substitute, and hereby authorizes him to represent and to vote as designated herein, all the shares of Common Stock of Raymond James Financial, Inc. held of record by the undersigned on December 20, 2005 at the annual meeting of shareholders to be held on February 16, 2006, or any adjournment thereof. This proxy when executed, will be voted in the manner directed herein by the undersigned shareholder. Any executed but unmarked proxies will be voted in favor of proposals 1 and 2.

(Continued on reverse side)

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